FAHN, KANNE & CO.
                         CERTIFIED PUBLIC ACCOUNTANTS (Isr.)


          5. DRUYANOV ST., TEL-AVIV 63143
          P. O. B. 11535, TEL-AVIV 61114
          TEL. 03-294946, FAX. 03-201836





                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                 ---------------------------------------------------





          As independent public accountants, we hereby consent to the incorporation by reference in the amendment No. 2 to the registration statement on FORM S-2 (File No.33-51023) of Ampal American Israel Corporation of our report on the financial statements of Ampal Industries (Israel) Ltd. dated March 18, 1993, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1992, and to all references to our firm included in such registration statement.












                                                  Fahn, Kanne & Co.
                                             Certified  Public  Accountants
          (Isr.)



          Tel-Aviv, Israel
          January 21, 1994